EXHIBIT 99.1

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank Securities Inc. Underwriter (the "Underwriter") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.


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
Class   Property Name                                   Cut-off Balance   Maturity Date
-----   ---------------------------------------------   ---------------   -------------
A2      General Motors Building                          109,000,000.00     2/1/2010
A2      Snowmass Village Mall and Gateway Center          22,500,000.00     6/1/2010
A2      Bureau of Customs and Border Protection            2,754,425.86     6/1/2010
A2      Hilton Suites - Phoenix                           23,200,000.00     7/1/2010
A2      Maytag Industrial Office                           9,090,397.89     7/1/2010
A2      Input/Output Office Complex Bldg 1                 6,344,034.54     7/1/2010
A2      109-20 Queens Boulevard                            6,218,767.51     7/1/2010
A2      9287 Airway Road                                   2,993,571.71     7/1/2010


A3      San Brisas Apartments                             33,600,000.00     6/1/2012
A3      Rosemead Levitz Furniture                          5,192,845.29     7/1/2012
A3      Kelly Square                                      13,500,000.00     8/1/2012
A3      Best Buy and Barnes and Noble                      8,100,000.00     8/1/2012




A4      Yorktowne Plaza                                   21,728,658.20     7/1/2014
A4      Holiday Inn Express Hotel & Suites - Valencia      8,292,933.52     11/1/2014
A4      Homewood Suites by Hilton - Columbia              12,866,362.91     1/1/2015
A4      Hawthorn Suites - Herndon                          7,800,000.00     1/1/2015